Exhibit 10.1
COMMON UNIT PURCHASE AGREEMENT
THIS COMMON UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of December 31, 2009, is by and between David A. Trott, Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98, Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04, William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07 and Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07 (collectively, “Sellers”), Dolan APC LLC, a Delaware limited liability company (“Buyer”), and, for certain limited purposes set forth in the Agreement, Dolan Media Company, a Delaware corporation (“DM”) and Trott & Trott, P.C., a Michigan corporation (“Trott”). Capitalized terms used but not otherwise defined herein shall have the definitions ascribed to them in the LLC Agreement (defined below).
RECITALS
A. Buyer and Sellers, among others, are parties to that certain Amended and Restated Operating Agreement of American Processing Company, LLC, dated as of March 14, 2006, as amended (the “LLC Agreement”).
B. Sellers own an aggregate 104,905 Common Units of American Processing Company, LLC, a Michigan limited liability company (the “Company”), with each Seller owning the number of Common Units set forth opposite their respective names on the attached Exhibit A.
C. On the terms and subject to the conditions set forth in this Agreement, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, 71,230 Common Units (the “Purchased Units”).
AGREEMENT
In consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF UNITS
1.1. Purchase and Sale. Sellers hereby sell to Buyer, free and clear of any claims, liens, security interests, pledges, charges or encumbrances whatsoever, and Buyer hereby purchases from Sellers, all of the Sellers’ right, title and interest in and to the Purchased Units for an aggregate purchase price, equal to the sum of the Cash Payment and the Equity Payment (both as defined below) (together, the “Purchase Price”), to be paid to Sellers as follows:
(a) An aggregate amount equal to Eight Million Dollars ($8,000,000), payable to each Seller as set forth on Exhibit A, in immediately available funds by wire transfer to the account specified by each Seller, due and payable in accordance with the following payment schedule (collectively, the “Cash Payment”):
(i)	Four Million Dollars ($4,000,000) on January 4, 2010;

(ii)	One Million Dollars ($1,000,000) on February 1, 2010;

(iii)	One Million Dollars ($1,000,000) on March 1, 2010;

(iv)	One Million Dollars ($1,000,000) on April 1, 2010; and

(v)	One Million Dollars ($1,000,000) on May 3, 2010.
(b) An aggregate 248,000 shares of the common stock of DM on the Closing Date, issued to the Sellers in the amounts as set forth on Exhibit A (the “Equity Payment”).
Sellers acknowledges that following the consummation of the purchase of the Purchased Units by Buyer, Sellers shall have no further rights with respect to the Purchased Units; provided, however, the parties acknowledge and agree that Sellers shall continue to own 33,675 Common Units of the Company (the “Remaining Units”) and thus shall continue to hold a Membership Interest in the Company with respect to such Remaining Units.
1.2. Obligations of DM. DM hereby absolutely, irrevocably and unconditionally guarantees to Sellers the payment of both the Cash Payment and Equity Payment and agrees to (a) use its best efforts to ensure that any registration statements and/or related reporting and filings with the Securities and Exchange Commission with respect to the Equity Payment are filed on or before March 31, 2010 and that such registration statement is declared effective by the SEC no later than May 15, 2010 unless the SEC notifies DM that such registration statement will not be subject to review, in which case the effective date of the registration statement shall be no later than seven (7) business days after such notification, and (b) prepare, execute and deliver any and all documents, instruments and papers, and to do and perform any and all acts or deeds, which are or become necessary or proper to carry out and effectuate the Equity Payment.
1.3. Default Rights of Sellers. In the event of a breach of Buyer with respect to payment of any portion of the Cash Payment to Sellers and Buyer fails to make such late payment within fifteen (15) calendar days following written notice from the Seller of such breach, Trott may (but need not) set off the amount of such breach against any payment due to from Trott to the Company under that certain Services Agreement, dated as of March 14, 2006, as amended, between Trott and the Company. Each Seller hereby consents to this right of set off, and acknowledges and agrees that it will receive a direct benefit as a result.
1.4. Closing. The closing of the transactions that are the subject of this Agreement (the “Closing”) shall be held at the offices of Jaffe, Raitt, Heuer & Wiess, P.C. in Southfield, Michigan, at 10:00 a.m. (Southfield time) on December 31, 2009 or at such other time or place as the parties hereto shall mutually agree (the “Closing Date”).

1.5. Distributions to Sellers. Sellers and Buyer acknowledge and agree that Sellers are entitled to distributions made by the Company after the Closing with respect to (a) Distributable Cash for each calendar month ending prior to and through the Closing Date and (b) tax liability distributions for the 2009 Fiscal Year, in each case pursuant to the LLC Agreement and in accordance with each Seller’s respective Participating Percentage (as it existed just prior to Closing), and the Buyer as Manager, will cause the Company to make such distributions.
ARTICLE II
CLOSING ACTIONS AND DELIVERIES
At the Closing, the Buyer and the Sellers shall take the following actions and make the following deliveries:
2.1. Sellers shall deliver certificate(s) evidencing the Purchased Units duly endorsed in blank or accompanied by duly executed assignments separate from certificates;
2.2. Sellers shall each execute and deliver a non-foreign affidavit dated as of the Closing sworn under penalty of perjury and in form and substance required under the Treasury Regulation pursuant to Section 1445 of the Code stating that such Seller is not a “Foreign Person” as defined in Section 1445 of the Code;
2.3. Buyer shall deliver distribution statements evidencing the Equity Payment delivered to the Sellers in the amounts set forth on Exhibit A; and
2.4. All other documents and instruments contemplated by this Agreement to be delivered at the Closing shall be delivered.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS
Each Seller, severally and not jointly, hereby represents and warrants to Buyer as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows with respect to such Seller (but not with respect to any other Seller):
3.1 Authority. Such Seller has the requisite power and authority, and if such Seller is a trust, has the requisite trustee powers, to enter into this Agreement and to carry out and perform its obligations under it.
3.2 Authorization. All action on the part of such Seller necessary for the authorization, execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated by it has been taken. This Agreement (assuming due authorization, execution and delivery by the other parties to it) constitutes the legal, valid and binding obligations of such Seller, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Title to Units. Such Seller is the record and beneficial owner of the Purchased Units set forth on Exhibit A opposite such Seller’s name, free and clear of any claims, liens, security interests, pledges, charges or encumbrances whatsoever. Such Seller has good and marketable title to the Purchased Units transferred by it under this Agreement, and full right, power and authority to sell such Purchased Units to Buyer as provided in this Agreement. Seller has not granted any option or rights and is not a party to any other agreement that requires (or upon the passage of time, the payment of money, or the occurrence of any other event may require) such Seller to transfer any of the Purchased Units to any Person other than Buyer as contemplated in this Agreement. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title to the Purchased Units transferred by such Seller, free and clear of all claims, liens, security interests, pledges, charges or encumbrances whatsoever other than those imposed by or through Buyer.
3.4 No Violation. Neither the execution and delivery of this Agreement and consummation of the transactions provided for in it, nor the fulfillment by such Seller of the terms of this Agreement will (with or without notice or passage of time or both): (a) violate any law, order, decree, rule or regulation of any Governmental Authority (as defined below) applicable to Seller or (b) result in the breach of any agreement, contract, instrument or other obligation of any kind or nature by which Seller or its properties may be subject or bound. For purposes of this Agreement, “Governmental Authority” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government entity, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or other entity and any court or other tribunal), or (iv) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
3.5 Opportunity to Review. Such Seller has received and reviewed the all information that it has requested from Buyer and the Company regarding the business, properties, condition (financial and otherwise) and prospects of the Company, such Seller has had the opportunity to make inquiries of management and representatives of the Company as to all such matters, and it has received satisfactory responses to all such inquiries. In making its investment decision to sell the Purchased Units, such Seller has relied on its own investigation and acknowledges that Buyer has made no representations and warranties regarding the Company or Buyer except as expressly provided in this Agreement. Such Seller acknowledges that any future sales of equity in the Company could be at a premium or a discount to the purchase price set forth in this Agreement and such sales could occur at any time or not at all. Such Seller acknowledges that it has been advised, and has had an opportunity, to consult with its own attorney and tax advisor regarding the transaction contemplated by this Agreement.
3.6 Brokers and Finders. Neither such Seller nor any Person acting on its behalf has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the transactions contemplated by it.

3.7 No Consent Required. No consent, notification, approval, order or authorization of, or declaration, filing or registration with, any Person or Governmental Authority is required to be made or obtained by such Seller in connection with the authorization, execution, delivery, performance or lawful completion of this Agreement or the transactions contemplated by it.
3.8 Investment Representations.
(a) Seller will acquire Seller’s portion of the Equity Payment for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act. Seller acknowledges that (i) none of the Equity Payment has been registered under the Securities Act or any applicable state securities laws, (ii) the Equity Payment can only be sold or otherwise transferred pursuant to registration under the Securities Act and applicable state securities laws or an exemption therefrom (in which case Seller shall first provide DM an opinion of counsel, which counsel and the form and substance of the opinion, must be reasonably satisfactory to the Company) to the effect that such exemption is available, and (iii) except as set forth in this Agreement, DM is under no obligation to file a registration statement with the SEC or any other governmental body with respect to the Equity Payment.
(b) Seller (i) has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of Seller’s investment in the Equity Payment, (ii) is able to bear the complete loss of Seller’s investment in the Equity Payment, (iii) has reviewed all forms, reports and documents required to be filed by DM with the SEC since it is first became subject to the filing and reporting requirements of the Exchange Act (collectively, the “SEC Reports”) and has had the opportunity to ask questions as Seller has deemed necessary of, and to receive answers from, DM, the Buyer and their respective management concerning the terms and conditions of the transfer of the Equity Payment to Seller pursuant to the Purchase Agreement and to obtain additional information about the financial condition, results of operations, business, properties, management and prospects sufficient to make an informed investment decision regarding the equity payment, and (iv) is an “accredited investor” within the meaning of Rule 501 of the regulations promulgated under the Securities Act.
(c) Seller agrees to complete and deliver to DM any registration statement questionnaires or other information DM may require to prepare any registration statement or other filings required by applicable state securities laws in connection with the Equity Payment and that the answers to such questionnaires, when made, will be true and correct in all material respects as of the date made and the effective date of any registration statement.

(d) Seller agrees that the distribution statements for the Equity Payment that are issued electronically through the Direct Registration System (the “Distribution Statements”) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Equity Payment):
“THE SECURITIES REPRESENTED BY THIS DISTRIBUTION STATEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTED FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS OR (C) WRITTEN ASSURANCE, REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.”
(e) To the extent that the Seller sells any shares issued as part of the Equity Payment pursuant to any registration statement, the Seller covenants that such sale of the shares will be made in accordance with the registration statement, including the plan of distribution set forth therein. The Seller acknowledges and agrees that the shares issued to him or her under this Agreement are not transferable on DM’s books pursuant to a resale under the registration statement unless the shares are sold in accordance with the registration statement. Further, the Seller covenants to (i) notify DM of any changes to the information regarding the Seller or his or her plan of distribution in the registration statement or the prospectus or any amendment or supplement thereto or any free-writing prospectus; and (ii) upon DM’s request, notify DM of how many shares the Seller still owns at the time of the request.
3.9 SEC Filings. Seller covenants and agrees to timely file with the SEC all filings required to be filed by such Seller pursuant to the Exchange Act, including without limitation, pursuant to Section 13(d) and 16(a) of the Exchange Act, in connection with the ownership of the shares issued to Seller under this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER AND DM
Buyer hereby represents and warrants to Seller as follows and, with respect to those representations and warranties in Sections 4.6 and 4.7 hereof, only, DM represents and warrants to the Seller as follows:
4.1 Organization and Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite legal and company power and authority to carry on its business as it is now being conducted.
4.2 Authority. Buyer has the requisite company power and authority to enter into this Agreement and to carry out and perform its obligations under it.

4.3 Authorization. All company action on the part of Buyer and its equityholders necessary for the authorization, execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated by it, has been taken. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies.
4.4 No Violation. Neither the execution and delivery of this Agreement and the consummation of the transactions provided for in it, nor the fulfillment by Buyer of the terms of this Agreement will (with or without notice or passage of time or both): (a) violate any law, order, decree, rule or regulation of any Governmental Authority applicable to Buyer or (b) result in the breach of any agreement, contract, instrument or other obligation of any kind or nature by which Buyer or its properties may be subject or bound.
4.5 No Consent Required. No consent, notification, approval, order or authorization of, or declaration, filing or registration with, any Person or Governmental Authority is required to be made or obtained by Buyer in connection with the authorization, execution, delivery, performance or lawful completion of this Agreement or the transactions contemplated by it.
4.6 SEC Reports. DM has on a timely basis filed all SEC Reports. The SEC Reports (x) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder; and (y) did not at the time they were filed with the SEC contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To DM’s knowledge, it is in compliance with the applicable listing requirements of the New York Stock Exchange and has not received any notice from the New York Stock Exchange asserting any non-compliance with such rules. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
4.7 Issuance, Sale and Delivery of the Equity Payment. The shares to be issued to the Sellers under this Agreement as the Equity Payment have been duly and validly authorized and, when issued and delivered against delivery of the Purchased Units as provided for in this Agreement, will be duly and validly issued, fully paid and non-assessable and are free from all taxes, liens and charges with respect to the issue thereof by DM.
ARTICLE V
INDEMNIFICATION
5.1 Each Seller shall save, defend, indemnify and hold harmless Buyer and its affiliates (including the Company), and its and their employees, officers, managers, equityholders, representatives, agents, successors and assigns (collectively, the “Buyer Parties”), from and against any and all losses, liabilities, damages, penalties, fines, expenses, costs and attorneys’ fees (collectively, “Damages”), which any Buyer Party may sustain or become subject to as a result of or relating to any breach by such Seller of any representation or warranty or covenant made by such Seller in this Agreement, such indemnity to be on a several, not joint, basis.

5.2 Buyer shall save, defend, indemnify and hold harmless Sellers and their affiliates, employees, officers, managers, equityholders, representatives, agents, successors and assigns (collectively, the “Seller Parties,” and together with the Buyer Parties, the “Indemnified Parties”), from and against any Damages, which any Seller Party may sustain or become subject to as a result of or relating to any breach by Buyer of any representation or warranty or warranty made by Buyer in this Agreement.
ARTICLE VI
MISCELLANEOUS
6.1 Interpretative Matters. Unless the context clearly otherwise requires, (a) all references to Articles or Sections are to Articles and Sections contained in this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation. The subject headings of Articles and Sections of this Agreement are included for convenience of reference only and shall not affect the construction or interpretation of any of the provisions of this Agreement. All references herein to “Dollars” or “$” are references to currency of the United States of America. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
6.2 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties will bind and inure to the benefit of the respective successors and assigns of the parties, whether so expressed or not.
6.3 Notices. Any notices, consents or other communication required or desired to be sent or given under this Agreement by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally or (b) delivered by a recognized overnight courier service, to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing:
If to a Seller, to the address of such seller set forth on Exhibit A.
with a copy to (which shall not constitute notice):

Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Attn: William E. Sider

If to Buyer, to:

Dolan APC, LLC
c/o Dolan Media Company
222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402
Attn: James P. Dolan, its President
6.4 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Michigan without regard to any principles of conflicts of laws.
6.5 Third Parties. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective permitted successors and assigns and the Indemnified Parties, any rights or remedies under or by reason of this Agreement.
6.6 Further Assurances. Sellers shall execute such further documents, and perform such further acts, as may be reasonably requested by Buyer in order to evidence the transfer and convey all the Purchased Units to Buyer on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated by it. Sellers acknowledge and agree that this Agreement and the terms of it, may be required to be filed or disclosed pursuant to securities laws applicable to Buyer, DM or its Affiliates.
6.7 Entire Agreement. This Agreement constitutes the complete and entire agreement of the parties concerning the matters referred to in it, and supersedes all prior agreements and understandings, whether written or oral.
6.8 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of it nor shall any single or partial exercise of it preclude any other or further exercise of it or the exercise of any other right, power or privilege.

6.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement, and any amendments to it, to the extent signed and delivered by means of a facsimile machine or email of a PDF file, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version of it delivered in person. At the request of any party, any other party shall re-execute original forms and deliver them to such requesting party. No party shall raise the use of a facsimile machine or e-mail of a PDF file to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail of a PDF file as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
[Signatures on the following page]

The parties have executed this Agreement on the date first set forth above.

SELLERS:
/s/ David A. Trott
DAVID A. TROTT

/s/ Ellen Coon
ELLEN COON, TRUSTEE OF THE ELLEN COON LIVING TRUST U/A/D 9/9/98

/s/ Marcy J. Ford
MARCY J. FORD, TRUSTEE OF THE MARCY FORD REVOCABLE TRUST U/A/D 7/12/04

/s/ William D. Meagher
WILLIAM D. MEAGHER, TRUSTEE OF THE WILLIAM D. MEAGHER TRUST U/A/D 8/24/07

/s/ Jeanne M. Kivi
JEANNE M. KIVI, TRUSTEE OF THE JEANNE M. KIVI TRUST U/A/D 8/24/07

BUYER: DOLAN APC LLC
By:	/s/ James P. Dolan
Print Name: James P. Dolan
Its:	President
[Signatures continued on the following page]

[Continuation of signature page to Common Unit Purchase Agreement]

DM: DOLAN MEDIA COMPANY
By:	/s/James P. Dolan
Print Name : James P. Dolan
	Its:	Chairman, CEO and President

TROTT: TROTT & TROTT, P.C.
By:	/s/ David A. Trott
Print Name: David A. Trott
	Its:	President

EXHIBIT A
SELLER ALLOCATION